Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Riddell Bell Holdings of our reports dated March 14, 2003 relating to the financial statements and financial statement schedule of Riddell Sports Group, Inc. and Subsidiaries for the year ended December 31, 2002, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

April 7, 2005